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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
iBASIS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

iBASIS, INC.
20 SECOND AVENUE
BURLINGTON, MA 01803
April 22, 2008

Dear Shareholder:

        You are cordially invited to attend the 2008 Annual Meeting of Shareholders of iBasis, Inc., which will be held at our offices, located at 20 Second Avenue, Burlington, Massachusetts 01803, on Wednesday, May 28, 2008 at 10:00 a.m., Eastern Time.

        The enclosed Notice of 2008 Annual Meeting of Shareholders, Proxy Statement and our 2007 Annual Report on Form 10-K describe the formal business to be conducted at the annual meeting and provide information about us that you should consider when you vote your shares.

        All shareholders are invited to attend the annual meeting. However, to ensure your representation at the annual meeting, we urge you to complete, date, sign and return the enclosed proxy card in the enclosed postage-paid envelope, or vote via the Internet or by telephone, as instructed in the proxy materials, at your earliest convenience.

        Your shares cannot be voted unless you follow the instructions for voting in the enclosed proxy statement or attend the annual meeting in person. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

                      Sincerely,

                      Ofer Gneezy
                      President and Chief Executive Officer

iBASIS, INC.
20 SECOND AVENUE
BURLINGTON, MA 01803

NOTICE OF 2008 ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 28, 2008

To the shareholders of iBasis, Inc.:

        The annual meeting of shareholders of iBasis, Inc., a Delaware corporation ("iBasis"), will be held on Wednesday, May 28, 2008, at 10:00 a.m., Eastern Time, at 20 Second Avenue, Burlington, MA 01803, for the following purposes:

  1.
  To elect two Class 3 directors, each to hold office for a three-year term expiring in 2011 and until each director's respective successor has been duly elected and qualified or until his earlier resignation or removal;

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008;

  3.
  To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

        Only shareholders of record at the close of business on April 15, 2008 are entitled to notice of and to vote at the annual meeting and at any adjournment or postponement of the annual meeting. A list of shareholders of record will be available at the meeting and, during the 10 days prior to the meeting, at our offices at the above address.

        All shareholders of record are cordially invited to attend the annual meeting in person. Even if you plan to attend the annual meeting in person, we request that you complete, sign, date and return the enclosed proxy card (a postage-prepaid envelope is enclosed) and thus ensure that your shares will be represented at the annual meeting if you are unable to attend. Alternatively, you may grant a proxy to vote your shares over the Internet or by telephone, as indicated on the proxy card. If you are a shareholder of record and do attend the annual meeting and wish to vote in person, you may revoke your proxy and vote in person.

        Please vote your proxy as promptly as possible by following one of these steps:

  (a)
  Vote via the Internet (see instructions on the enclosed proxy card);

  (b)
  Vote via telephone (toll free) in the United States or Canada (see instructions on the enclosed proxy card); or

  (c)
  Complete, date, sign and return the enclosed proxy card (a postage-prepaid envelope is enclosed).

        The Internet and telephone voting procedures are designed to authenticate shareholders' identities, to allow shareholders to vote their shares, and to confirm that their instructions have been properly recorded. Specific instructions to be followed by any registered shareholder interested in voting via the Internet or telephone are set forth on the enclosed proxy card and must be completed by 11:59 p.m. Eastern Time, on May 27, 2008.

By Order of the Board of Directors,

Mark S. Flynn
Chief Legal Officer and Secretary
April 22, 2008

i

iBASIS, INC.
20 SECOND AVENUE
BURLINGTON, MA 01803
(781) 505-7500

PROXY STATEMENT FOR THE IBASIS, INC.
2008 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Time, Place and Purposes of the Annual Meeting

        This proxy statement is being furnished to the shareholders of iBasis, Inc. ("iBasis," "Company," "we" or "our") as part of the solicitation of proxies by the board of directors for use at the annual meeting to be held on May 28, 2008, starting at 10:00 a.m., Eastern Time, at 20 Second Avenue, Burlington, MA 01803. At the annual meeting, we are asking our shareholders: (A) to elect two Class 3 directors, each to hold office for a three-year term expiring in 2011 and until each director's respective successor has been duly elected and qualified or until his or her earlier resignation or removal; and (B) to ratify the appointment of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as our independent registered public accounting firm for the fiscal year ending December 31, 2008. This proxy statement, the notice of the annual meeting and the enclosed proxy card are first being mailed to our shareholders on April 29, 2008.

Annual Report

        Although not part of this proxy statement, we are also sending to shareholders with this proxy statement a copy of our Annual Report to Shareholders for the year ended December 31, 2007. Copies of our Annual Report on Form 10-K for the year ended December 31, 2007, which includes our financial statements for the fiscal year ended December 31, 2007 and provides additional information about us, are available on the Internet through the Investor Relations section of our website at www.ibasis.com and through the website of the Securities and Exchange Commission (the "SEC") at www.sec.gov. Additional copies in paper form (other than exhibits thereto) will be made available to beneficial owners of shares of our Common Stock without charge upon written request to the Investor Relations Department, 20 Second Avenue, Burlington, Massachusetts 01803. Exhibits will be provided upon written request and payment of an appropriate processing fee.

Record Date, Quorum and Voting Power

        The holders of record of our Common Stock at the close of business on April 15, 2008, the record date for the annual meeting, are entitled to receive notice of, and to vote at, the annual meeting. As of the record date, there were 75,005,065 shares of our Common Stock issued and outstanding, all of which are entitled to be voted at the annual meeting.

        Each outstanding share of our Common Stock on the record date entitles the holder to one vote on each matter submitted to shareholders for approval at the annual meeting.

        The holders of a majority of the outstanding shares of our Common Stock on the record date, represented in person or by proxy, will constitute a quorum for purposes of the annual meeting. A quorum is necessary to hold the annual meeting. Once a share is represented at the annual meeting, it will be counted for the purpose of determining a quorum at the annual meeting and any adjournment or postponement of the annual meeting. However, if a new record date is set for the adjourned annual meeting, then a new quorum will have to be established.

Votes Required

        With respect to proposal 1, the affirmative vote of a plurality of the shares of our Common Stock present or represented at the annual meeting and entitled to vote is required to elect the two Class 3 directors. In the case of proposal 2, the affirmative vote of a majority of shares of our Common Stock present or represented at the annual meeting and entitled to vote is required to ratify the appointment of PricewaterhouseCoopers as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

        In order for your shares of our Common Stock to be included in the voting, if you are a shareholder of record, you must vote your shares by completing, signing, dating and returning the enclosed proxy, by granting a proxy over the Internet or by telephone, as indicated on the proxy card, or by voting in person at the annual meeting.

        If your shares are held in "street name" (i.e., held in the name of a bank, broker or other nominee), you should provide your bank, broker or other nominee with instructions on how to vote your shares . If you have not received such request for voting instructions from your bank, broker or other nominee or require further information regarding such voting instructions, contact your broker, bank or other nominee for instructions on how to vote your shares. Under rules which govern brokers, brokers who hold shares in "street name" for customers may not exercise their voting discretion with respect to the approval of non-routine matters, and, therefore, absent specific instructions from the beneficial owner of such shares, brokers are not empowered to vote such shares with respect to the approval of that proposal (i.e., "broker non-votes"). With respect to the proposals presented in this proxy statement for voting at the 2008 annual meeting, brokers who hold shares in "street name" for customers may exercise their voting discretion with respect to the election of our two Class 3 directors and the ratification of the appointment of PricewaterhouseCoopers as our independent registered public accounting firm for our fiscal year ending December 31, 2008. Shares of our Common Stock held by persons attending the annual meeting but not voting and shares for which we have received proxies and the holders have indicated they abstain from voting will be considered abstentions.

        Abstentions and properly executed broker non-votes are treated as shares that are present and entitled to vote at the annual meeting for purposes of determining whether a quorum exists. Broker non-votes will have no effect on any vote taken. Abstentions will be treated as votes against the proposal to ratify the appointment of our independent registered public accounting firm. We are not required to obtain the approval of our shareholders to ratify the appointment of our independent registered public accounting firm. However, if our shareholders do not ratify the appointment of PricewaterhouseCoopers as our independent registered public accounting firm for the fiscal year ending December 31, 2008, the Audit Committee of the board of directors will reconsider its appointment. The Audit Committee of the board of directors retains the discretion to change our independent registered public accounting firm even if the appointment of PricewaterhouseCoopers is ratified by our shareholders.

        As of the record date, our directors and executive officers owned, in the aggregate, 3,461,031 shares of our Common Stock, representing approximately 4.55% of the combined voting power of the outstanding shares of our Common Stock.

Proxies; Revocation of Proxies

        If you vote your shares of iBasis Common Stock by signing a proxy, or by granting a proxy over the Internet or by telephone as indicated on the proxy card, your shares will be voted at the annual meeting in accordance with the instructions given. If no instructions are given, your shares will be voted "FOR" the election of the two nominees for Class 3 directors named below, and "FOR" the ratification of PricewaterhouseCoopers as our independent registered public accounting firm for the fiscal year ended December 31, 2008.

        You may revoke your proxy at any time before the vote is taken at the annual meeting. To revoke your proxy, you must advise our Secretary in writing, deliver a new proxy, or submit another proxy over the Internet or by telephone, in each case dated after the date of the proxy you wish to revoke, or attend the annual meeting and vote your shares in person. Attendance at the annual meeting will not by itself constitute revocation of a proxy. If you have instructed your broker to vote your shares, the above-described options for revoking your proxy do not apply, and instead you must follow the directions provided by your broker to change or revoke your vote.

        We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, our directors, officers and employees may solicit proxies personally and by telephone, facsimile or other electronic means of communication. These persons will not receive additional or special compensation for such solicitation services. We will, upon request, reimburse brokers, banks, custodians and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and for obtaining their customers' votes.

Adjournments and Postponements

        Although it is not expected, the annual meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any adjournment or postponement may be made without notice by an announcement at the annual meeting. Any signed proxies, or proxies submitted over the Internet or by telephone, received by us will be voted in favor of an adjournment or postponement in these circumstances. Any adjournment or postponement of the annual meeting for the purpose of soliciting additional proxies will allow our shareholders who have already sent in their proxies to revoke them at any time prior to their use.

Multiple Shareholders Sharing One Address (Householding)

        We adhere to a procedure called "householding", which has been approved by the SEC. Under this procedure, we are furnishing only one copy of the annual report and proxy statement to multiple shareholders who share the same address and have the same last name, unless contrary instructions from an affected shareholder have been received. This procedure reduces printing and mailing costs and fees. Shareholders who participate in householding will continue to receive separate proxy cards.

        We will deliver promptly upon written or oral request a separate copy of the annual report or proxy statement to any shareholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the annual report or proxy statement, you may request one from iBasis, Inc., 20 Second Avenue, Burlington, MA 01803, Attention: Investor Relations, or call (781) 505-7500.

        If you are a holder of record and would like to revoke your householding consent and receive a separate copy of the annual report or proxy statement in the future, please write or call iBasis, Inc., 20 Second Avenue, Burlington, MA 01803, Attention: Investor Relations, (781) 505-7500. If you hold your shares in "street name", please contact your bank, broker or other holder of record.

        Any shareholders of record who share the same address and currently receive multiple copies of our annual report and proxy statement who wish to receive only one copy of these materials per household in the future, please write or call iBasis, Inc., 20 Second Avenue, Burlington, MA 01803, Attention: Investor Relations, (781) 505-7500. A number of brokerage firms have instituted householding. If you hold your shares in "street name", please contact your bank, broker or other holder of record to request information about householding.

Submission of Shareholder Proposals and Communications

        It is currently contemplated that the 2009 Annual Meeting of Shareholders will be held in late May 2009. Proposals of shareholders intended for inclusion in the proxy statement to be furnished to all shareholders entitled to vote at our next annual meeting must be received at our principal executive offices a reasonable time before we begin to print and send our proxy materials. Accordingly, to be considered for presentation at the 2009 Annual Meeting, shareholder proposals must be received not later than December 17, 2008 and not before November 17, 2008. Proposals received after December 17, 2008 will not be voted on at the 2009 Annual Meeting. Proponents should submit their proposals to our Secretary, by certified mail, return receipt requested.

        Any shareholder who wishes to communicate to our entire board of directors, or to any individual director, may send that communication in writing to our Secretary, iBasis, Inc., 20 Second Avenue, Burlington, MA 01803 and it will be forwarded to the appropriate member(s) of the board of directors. All written shareholder communications to the board of directors will be forwarded to the designated recipient(s).

Additional Information

        No persons have been authorized to give any information or make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated April 17, 2008. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to shareholders shall not create any implication to the contrary.

Other Business

        The board of directors knows of no business that will be presented for consideration at the annual meeting other than the two proposals set forth in this proxy statement and described in the Proposals to be voted upon by Shareholders section. If, however, any other business should properly be presented at the annual meeting or any adjournment or postponement of the annual meeting occurs, the persons appointed as proxies in the proxies solicited hereby, each of whom is an employee of ours, will have authority to vote all shares subject to those proxies with respect to any such business in accordance with their discretion and judgment.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 28, 2008

This proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2007 are available at www.edocumentview.com/iBAS.

PROPOSALS TO BE VOTED UPON BY SHAREHOLDERS

Proposal 1: Election of Two Class 3 Directors

Background

        The board of directors is divided into three classes. Each class serves a three-year term and at each annual meeting, directors are elected to succeed those whose terms are expiring. Each of our directors hold office until their successors have been duly elected and qualified or until their earlier resignation or removal. The terms of our Class 3 directors expire at this year's annual meeting.

        The board of directors has nominated Joost Farwerck and Robert H. Brumley for re-election as Class 3 directors, each to hold office until the annual meeting of shareholders to be held in 2011 and until his respective successor is duly elected and qualified, or until his earlier resignation or removal. Shares represented by all proxies received by the board of directors and not marked so as to withhold authority to vote for Mr. Farwerck or Mr. Brumley will be voted FOR their election. The board of directors knows of no reason why either of the nominees should be unable or unwilling to serve, but if a nominee should for any reason be unable or unwilling to serve, the proxies will be voted or not voted in accordance with the judgment of the persons named as attorneys-in-fact in the proxies with respect to the vacancy created by that nominee's inability or unwillingness to serve.

Required Vote

        The nominees for director who receive the most votes present in person or represented by proxy at the annual meeting and entitled to vote, also known as a "plurality" of the votes, will be elected.

Recommendation

        The board of directors recommends that shareholders of iBasis vote "FOR" the election of Mr. Farwerck and Mr. Brumley as Class 3 directors.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

        The board of directors has appointed PricewaterhouseCoopers, independent registered public accounting firm, to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2008. PricewaterhouseCoopers was appointed as our independent auditors as of October 15, 2007, following the closing of the KPN Transaction (as described below).

        On October 1, 2007, we acquired the international wholesale voice business of KPN B.V ("KPN"), a private limited liability company organized under the laws of The Netherlands (the "KPN Transaction"). In connection with the KPN Transaction, we issued to KPN, a subsidiary of Koninklijke KPN N.V., a public company incorporated under the laws of The Netherlands ("Royal KPN"), 51% of the issued and outstanding shares of our Common Stock on a fully-diluted basis. The international wholesale voice business which we acquired from KPN in the KPN Transaction consisted of two entities, KPN Global Carrier Services B.V., a former wholly-owned subsidiary of KPN, and KPN International Network Services Inc., a former indirect wholly-owned subsidiary of KPN (collectively "KGCS"). The transaction was treated as a "reverse acquisition" for accounting purposes and as such, the historical financial statements of the accounting acquirer, KGCS, became our historical financial statements.

        Because KGCS's independent registered public accounting firm, PricewaterhouseCoopers, was different from our independent registered public accounting firm, Deloitte & Touche LLP ("Deloitte & Touche"), on October 9, 2007, we dismissed Deloitte & Touche as our principal accountants for the fiscal year ending December 31, 2007. During the fiscal years ended December 31, 2006 and 2005, and the subsequent interim period through October 9, 2007, we had no (i) "disagreements," as such term is defined under applicable Securities and Exchange Commissions ("SEC") rules, with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Deloitte & Touche, would have caused Deloitte & Touche to refer to the subject matter of the disagreements in connection with their opinion, or (ii) "reportable events," as such term is defined under applicable SEC rules.

        If our shareholders do not ratify the appointment of PricewaterhouseCoopers, the Audit Committee of the board of directors will reconsider its appointment. Even if shareholders do ratify the appointment, the Audit Committee retains the discretion to appoint a different independent registered public accounting firm at any time if the Audit Committee determines that such a change would be in the best interest of the Company and its shareholders. Representatives from PricewaterhouseCoopers are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions. If no instructions are indicated on your signed proxy card, your shares of our Common Stock will be voted "FOR" the ratification of the appointment of PricewaterhouseCoopers as our independent registered public accounting firm for our fiscal year ending December 31, 2008.

Required Vote

        The affirmative vote of a majority of the votes present in person or represented by proxy at the annual meeting will ratify the appointment of PricewaterhouseCoopers as our independent registered public accounting firm.

Recommendation

        The board of directors recommends that shareholders of iBasis vote "FOR" the ratification of the appointment of PricewaterhouseCoopers as our independent registered public accounting firm for our fiscal year ending December 31, 2008.

AUDIT COMMITTEE REPORT(1)

        The Audit Committee of the board of directors is composed of three directors, Charles Corfield, W. Frank King and Robert Brumley, each of whom is independent as defined by The Nasdaq Stock Market listing rules. The board of directors made an affirmative determination as to the independence of each member of the Audit Committee, including a determination that no member of the Audit Committee has a relationship with iBasis that may interfere with his independence from iBasis and its management. No member of the Audit Committee has participated in the preparation of our financial statements, and each committee member is able to read and understand fundamental financial statements, including the balance sheet, income statement, and cash flow statement of iBasis. The board of directors has determined that Dr. King is an "audit committee financial" expert as defined by applicable rules and regulations under the Securities Exchange Act of 1934, as amended. The Audit Committee operates under a written Audit Committee Charter.

        The Audit Committee is responsible for, among other things, monitoring the integrity and adequacy of iBasis' financial information, control systems, and reporting practices, and for recommending to the board of directors adoption by the shareholders of the Audit Committee's appointment of our independent registered public accounting firm. The Audit Committee engaged for fiscal 2007 (as of the nine months ended September 30, 2007) and for fiscal 2008 has selected and the board of directors has approved the appointment of PricewaterhouseCoopers as iBasis' independent registered public accounting firm.

        The Audit Committee has reviewed and discussed iBasis' audited financial statements with management, which has primary responsibility for the financial statements. The committee has discussed with PricewaterhouseCoopers the matters that are required to be discussed by Public Company Accounting Oversight Board Interim Standard AU 380 (Communication with Audit Committees). It has also discussed with PricewaterhouseCoopers their independence from iBasis and its management and has received from PricewaterhouseCoopers the written disclosures and the letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees."

        The Audit Committee has considered whether the services provided by PricewaterhouseCoopers are compatible with maintaining the independence of PricewaterhouseCoopers and has concluded that the independence of PricewaterhouseCoopers is maintained and not compromised by the services provided.

        Based on the review and discussion referred to above, the Audit Committee recommended to the board of directors, and the board of directors has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2007, which was filed with the SEC on March 17, 2008.

                      Respectfully Submitted by the Audit Committee,
                      W. Frank King
                      Charles N. Corfield
                      Robert Brumley

(1)
Notwithstanding anything to the contrary set forth in any of iBasis' previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the Audit Committee Report shall not be incorporated by reference into any such filings.

INDEPENDENT PUBLIC ACCOUNTANTS

Audit and Non-Audit Fees

        The following table presents fees for audit services rendered by PricewaterhouseCoopers and Deloitte & Touche for the audit of our annual financial statements for the years ended December 31, 2007 and 2006 and fees billed for other services rendered by PricewaterhouseCoopers and Deloitte & Touche during those periods.

In thousands	Fiscal 2007	Fiscal 2006
PricewaterhouseCoopers LLP
Audit Fees(1)	$1,150	—
Audit-Related Fees	—	—
Tax Fees	—	—
Other fees	—	—

Total	$1,150	—

Deloitte & Touche LLP
Audit Fees(2)	$1,319	$1,407
Audit-Related Fees(3)	175	417
Tax Fees(4)	128	95
Other fees	—	—

Total	$1,622	$1,919

(1)
Audit Fees—Audit fees billed to us by PricewaterhouseCoopers for auditing our annual financial statements and internal controls, and reviewing the financial statements included in iBasis' Quarterly Report on Form 10-Q for the three months ended September 30, 2007.

(2)
Audit Fees—Audit fees billed to us by Deloitte & Touche for reviewing the financial statements included in iBasis' Quarterly Reports on Form 10-Q, and auditing the restatement of our prior period financial statements.

(3)
Audit-Related Fees—Audit-related fees billed to us by Deloitte & Touche include fees for the review of the accounting related to the transaction with KPN.

(4)
Tax Fees—Tax fees billed to us by Deloitte & Touche include fees related to the preparation of our tax returns and tax advice.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

        The Audit Committee's policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other permissible services. Pre-approval is generally provided for up to 12 months from the date of pre-approval and any pre-approval is specified as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may delegate pre-approval authority to one or more of its members when expedition of services is necessary. The independent registered public accounting firm and management are required periodically to report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

        The Audit Committee has determined that the provision of non-audit services by PricewaterhouseCoopers is compatible with maintaining PricewaterhouseCoopers' independence.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of shares of our Common Stock as of April 15, 2008 by: (a) the executive officers named in the Summary Compensation Table of this proxy statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group, and (d) each shareholder known by us to own beneficially more than 5% of our Common Stock

        Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days of April 15, 2008 are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Percentage of ownership is based on 75,005,065 shares of Common Stock outstanding on April 15, 2008. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, we believe that the each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite the shareholder's name based on information provided to us by these shareholders. Unless otherwise indicated in the table, the address for each shareholder is c/o iBasis, Inc., 20 Second Avenue, Burlington, Massachusetts 01803.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage Owned
Directors and Executive Officers
Ofer Gneezy(1)	1,572,985	2.09%
Gordon J. VanderBrug, Ph.D.(2)	675,807	*
Charles N. Corfield(3)	577,134	*
W. Frank King(4)	152,980	*
Robert H. Brumley(5)	90,619	*
Richard G. Tennant(6)	161,779	*
Paul H. Floyd(7)	205,054	*
Edwin van Ierland(8)	625	*
Mark S. Flynn(9)	24,048	*
All executive officers and directors as a group (9 persons)(10)	3,461,031	4.55%
5% Shareholders
KPN B.V.(11) Maanplein 55, 2516 CK The Hague, The Netherlands	40,121,074	53.49%

*
Represents less than 1% of the outstanding shares of Common Stock.

(1)
Includes 165,798 shares of Common Stock issuable upon exercise of options within 60 days of April 15, 2008. Also includes 16,667 shares held by The Ofer Gneezy 1999 Family Trust for the benefit of Mr. Gneezy's children. Mr. Gneezy disclaims beneficial ownership of the shares held by the Ofer Gneezy 1999 Family Trust.

(2)
Includes 188,533 shares of Common Stock issuable upon exercise of options within 60 days of April 15, 2008. Also includes 392,449 shares held by the G.J. & C.E. VanderBrug Family Limited Partnership. Dr. VanderBrug disclaims beneficial ownership of the shares held by the G.J. & C.E. VanderBrug Family Limited Partnership, except to the extent of his pecuniary interest therein. Does not include 9,744 shares of Common Stock held by Dr. VanderBrug's spouse and 8,400 shares of Common Stock held by Dr. VanderBrug's daughter, shares of which Dr. VanderBrug disclaims beneficial ownership.

(3)
Includes 128,995 shares of Common Stock issuable upon exercise of options within 60 days of April 15, 2008. Also includes 448,139 shares held by the Charles N. Corfield Trust u/a/d December 19, 1991, revised and amended October 19, 2004, a revocable trust of which Mr. Corfield is the sole trustee.

(4)
Includes 152,980 shares of Common Stock issuable upon exercise of options within 60 days of April 15, 2008.

(5)
Includes 90,619 shares of Common Stock issuable upon exercise of options within 60 days of April 15, 2008.

(6)
Includes 154,279 shares of Common Stock issuable upon exercise of options within 60 days of April 15, 2008.

(7)
Includes 195,054 shares of Common Stock issuable upon exercise of options within 60 days of April 15, 2008. Also includes 2,600 shares held by an underage daughter of Mr. Floyd, 2,400 shares held by another underage daughter of Mr. Floyd, 2,500 shares held by the Bonnie C. Floyd Revocable Trust, and 2,500 shares held by the Paul H. Floyd Revocable Trust. Mr. Floyd disclaims beneficial ownership of the shares held by his underage daughters and the Bonnie C. Floyd Revocable Trust.

(8)
Includes 625 shares of Common Stock issuable upon exercise of options within 60 days of April 15, 2008.

(9)
Includes 24,048 shares of Common Stock issuable upon exercise of options within 60 days of April 15, 2008.

(10)
See notes (2)—(10).

(11)
According to amendment No. 1 to Schedule 13D filed with the SEC on October 11, 2007.

MANAGEMENT

Board of Directors

        Our First Amended and Restated Certificate of Incorporation and Second Amended and Restated By-laws provide for our business to be managed by or under the direction of the board of directors. The board of directors is divided into three classes for purposes of election. One class is elected at each annual meeting of shareholders to serve for a three-year term. The board of directors currently consists of seven members, classified into three classes as follows: (1) Robert H. Brumley and Joost Farwerck constitute Class 3 directors with terms ending at the 2008 annual meeting; (2) Ofer Gneezy and Charles N. Corfield constitute Class 1 directors with terms ending at the 2009 annual meeting; and (3) Gordon J. VanderBrug, Eelco Blok and W. Frank King constitute Class 2 directors with terms ending at the 2010 annual meeting.

        On March 11, 2008, the board of directors nominated Robert H. Brumley and Joost Farwerck for re-election as Class 3 directors at the 2008 annual meeting, each to serve for a term of three years until the 2011 annual meeting of shareholders, and to hold office until their successors have been duly elected and qualified or until their earlier resignation or removal.

        Set forth below are the names of the persons nominated as directors for election at the 2008 annual meeting and each director whose term of office will extend beyond the 2008 annual meeting.

Name	Age	Position
Ofer Gneezy	56	President, Chief Executive Officer and Chairman of the Board
Gordon J. VanderBrug, Ph.D.	65	Executive Vice President, Assistant Secretary and Director
Eelco Blok(1)	50	Director
Charles N. Corfield(1), (2), (3)	48	Director
Robert H. Brumley(2), (3)	59	Director
Joost Farwerck	42	Director
W. Frank King, Ph.D.(2), (3)	68	Director

(1)
Member of the Compensation Committee.

(2)
Member of the Audit Committee.

(3)
Member of the Seller Committee.

Continuing Class 1 Directors (Term to Expire in 2009)

        Ofer Gneezy, co-founder of iBasis, has served as our President, Chief Executive Officer and a director since our formation in August 1996, and was appointed Chairman of the Board in October 2007. From 1994 to 1996, Mr. Gneezy served as President of Acuity Imaging, Inc., a multinational company focused on the industrial automation industry. From 1980 to 1994, Mr. Gneezy was an executive of Automatix, Inc. (a predecessor to Acuity Imaging), an industrial automation company, most recently having served as its President and Chief Executive Officer. Since July 2000, Mr. Gneezy has served as a director and a member of the audit committee of NMS Communications Corporation, which provides communication solutions for wireless and wireline networks. Mr. Gneezy graduated from Tel-Aviv University, has a Masters of Science in engineering from M.I.T. and is a graduate of the Advanced Management Program at Harvard University's Graduate School of Business Administration.

        Charles N. Corfield has served as one of our directors since September 1997. Since 2000, Mr. Corfield has been the Chief Executive Officer of SandCherry Networks, Inc. Mr. Corfield co-founded Frame Technology Corp., a software company, in 1986 and was a member of its board of directors and its Chief Technology Officer until Adobe Systems acquired the company in 1995. Mr. Corfield serves on the boards of directors of SandCherry Networks, Inc. and Intuicom Inc.

Continuing Class 2 Directors (Term to Expire in 2010)

        Gordon J. VanderBrug, Ph.D., co-founder of iBasis, has served as our Executive Vice President, Assistant Secretary and a director since October 1996. From 1991 to 1996, Dr. VanderBrug was the Director of Marketing, Electronic Imaging Systems of Polaroid Corporation. In 1980, Dr. VanderBrug co-founded Automatix, Inc. Dr. VanderBrug received his B.A. in mathematics from Calvin College, an M.A. in mathematics from Wayne State University, and his Ph.D. in computer science from the University of Maryland.

        Eelco Blok, has served as one of our directors since October 2007. Mr. Blok has also been a member of the Board of Management of Royal KPN since June 1, 2006. Mr. Blok joined Royal KPN in 1983 and since then has held various management positions, including the Director of the Carrier Services, Corporate Networks, Fixed Net Operator and Corporate Strategy & Innovation departments. Most recently, Mr. Blok was Chief Operating Officer for a previously existing fixed division of Royal KPN. From April until December 2004, Mr. Blok served as a member of the Board of Management of Royal KPN.

        W. Frank King, Ph.D., has been a private investor since November 1998 and one of our directors since June 2001. From 1992 to 1998, he was the Chief Executive Officer and a director of PSW Technologies, Inc. (formerly a division of Pencom, Inc.), a provider of software services. From 1988 to 1992, Dr. King was Senior Vice President of Development of Lotus Development Corporation, and for the nineteen years prior to 1988, he served in various positions with IBM Corporation, including his last position as Vice President of Development for the entry system division. Dr. King is a director of NMS Communications Corporation and eOn Communications Corporation.

Nominees as Class 3 Directors (Term to Expire in 2011)

        Robert H. Brumley has served as one of our directors since September 2005. Mr. Brumley has been President and Chief Executive Officer of TerreStar Networks Inc., an emerging provider of advanced mobile satellite services, since August 2005. Prior to joining TerreStar, Mr. Brumley was founder and managing member of Pegasus Global LLC, an international development and advisory services firm specializing in technology, capital formation, and market strategies and solutions for domestic and international companies from January 2002 until August 2005. From January 2000 until January 2002, Mr. Brumley was the Executive Vice President for Strategy and Corporate Development for Cambrian Communications, LLC, a wholesale metropolitan area network provider. Mr. Brumley is also a director of Motient Corporation.

        Joost Farwerck has served as one of our directors since October 2007. Mr. Farwerck has been the Director of Royal KPN's Segment Wholesale Services & Operations department since January 1, 2006. From 2003 to 2005, Mr. Farwerck was the Director of Royal KPN's Carrier Services department. Prior to 2003, Mr. Farwerck was Secretary to the board of directors of Royal KPN.

Director Independence

        The board of directors has reviewed the materiality of any relationship that each of our directors has with the company, either directly or indirectly. Based upon this review, the board of directors has determined that each of the following directors is an: "independent director" as such term is defined by The NASDAQ Stock Market, Inc., or NASDAQ: (i) Robert H. Brumley, (ii) Charles N. Corfield, and (iii) Dr. W. Frank King.

        The board of directors has established three standing committees, the Audit Committee, the Compensation Committee, and the Seller Committee. The board of directors has also determined that each member of the Audit Committee meets the independence requirements as prescribed by NASDAQ and the SEC. One member of the Compensation Committee does not qualify as independent, as described below under "Committees of the Board of Directors and Meetings—Compensation Committee."

KPN Board Representation and Veto Rights

        In connection with the closing of the KPN Transaction, we adopted our Second Amended and Restated By-laws as of October 1, 2007 that give KPN board representation rights and veto rights on certain matters, which rights are summarized in relevant part below. Our Second Amended and Restated By-Laws are filed as Exhibit 3.01 to our Current Report on Form 8-K filed on October 5, 2007.

        During the Control Period (as defined below), no fewer than two members of the board of directors will be nominated by KPN without qualification, and, commencing on the second anniversary of the date on which the Second Amended and Restated By-laws became effective, or October 1, 2009 (the "Second Anniversary"), no fewer than two additional members of the board of directors will be nominated by KPN, provided that such two additional directors must meet the independence requirements set forth in Rule 4200(a)(15) of the Marketplace Rules of NASDAQ, as amended or superseded from time to time, and any other requirements for independence which may be required pursuant to applicable law and the rules of NASDAQ.

        Following the Second Anniversary, our chief executive officer may be removed and replaced by a unanimous vote of the KPN-nominated directors and any directors meeting the independence requirements stated above (the "Director Group"). If a vote on the removal or appointment of our chief executive officer does not result in a unanimous vote of the Director Group, then a deadlock mechanism is used to resolve the deadlocked matter.

        Further, during the Control Period, a resolution of the board of directors with respect to the following matters may not be approved without the approval of a majority of the entire board of directors, including the unanimous approval of the KPN-nominated directors:

  •
  the appointment or removal of our chief financial officer;

  •
  the approval of our annual budget and three-year business plan;

  •
  any financings, guarantees, acquisitions, dispositions, incurrences of liens or other encumbrances (or any series of related financings, guarantees, acquisitions, dispositions, incurrences of liens or other encumbrances), that involve, in each case the aggregate payment or receipt by (or incurrence of obligations of or to) us or any of our subsidiaries or other affiliates of consideration in excess of $10,000,000;

  •
  any one or series of related mergers, consolidations or other similar transactions that involve the aggregate payment or receipt by (or incurrence of obligations of or to) us or any of our subsidiaries or other affiliates of consideration in excess of $10,000,000;

  •
  any investments, reorganizations, joint ventures, partnerships, leases or capital expenditures (or any series of related investments, reorganizations, joint ventures, partnerships, leases or capital expenditures), that involve, in each case, the aggregate payment or receipt by (or incurrence of obligations of or to) us or any of our subsidiaries or other affiliates of consideration in excess of $10,000,000 which are not covered in our annual budget;

  •
  any issuance, grant, sale or offer or any repurchase, reduction, redemption, conversion, sub-division, consolidation, cancellation or otherwise by us of shares, other capital stock or any instruments with voting rights or that are convertible into capital stock, including options and warrants, other than upon the exercise of options, warrants or other convertible securities outstanding on the date on which the Second Amended and Restated By-laws become effective, pursuant to the terms of such options, warrants and other convertible securities;

  •
  any declaration by us of dividends or other distributions to shareholders;

  •
  any amendments to our certificate of incorporation or by-laws; and

  •
  any commencement of voluntary bankruptcy proceedings, dissolution or similar proceedings by us or any of our subsidiaries or other affiliates.

        For purposes of the foregoing, "Control Period" includes any period of time after the Second Amended and Restated By-laws became effective, or October 1, 2007, during which KPN holds in excess of 50% of our capital stock entitled to vote generally on the election of directors, provided, that the Control Period shall continue during any Grace Period (as defined below) and provided, further that, the Control Period shall terminate in its entirety from and after such date, if any, which falls at the end of any nine-consecutive-month period after the date the Second Amended and Restated By-laws became effective, of October 1, 2007, during which KPN holds less than 40% of our capital stock entitled to vote on the election of directors generally for the entirety of such nine-month period (regardless of whether or not KPN may at a later time hold in excess of 50% of our capital stock entitled to vote generally on the election of directors), with such period to be extended by the amount of time, if any, during such nine-month period in which KPN would have been prohibited from purchasing shares of our capital stock because such purchases could reasonably be expected to result in a violation of applicable laws, as determined by counsel to our Audit Committee, which counsel shall not also serve as counsel to us (the "Independent Counsel").

        "Grace Period", as used in the Second Amended and Restated By-laws, means any period beginning immediately upon any time that KPN ceases to hold in excess of 50%, but continues to hold at least 40%, of our capital stock entitled to vote generally on the election of directors, as a result of the issuance of shares of our capital stock to third parties, provided, that (x) at such time, KPN is unable to purchase additional shares of our capital stock because such a purchase at such time could be reasonably expected to result in a violation of applicable laws, as determined by the Independent Counsel, and (y) on or prior to such issuance of our capital stock to third parties, KPN irrevocably commits to purchase, subject to customary mutually agreed upon conditions, a number of shares of our capital stock such that, after giving effect to such purchase, KPN shall hold in excess of 50% of our capital stock entitled to vote generally on the election of directors, as soon as such purchase could no longer be reasonably expected to result in a violation of applicable laws, as determined by the Independent Counsel, with any such Grace Period terminating on the earlier of (x) ten business days after the date when such purchase could no longer be reasonably expected to result in a violation of applicable laws, as determined by the Independent Counsel, or (y) the earlier of (i) the date of filing of our next periodic report required to be filed under Section 13 of the Exchange Act and (ii) the due date of such filing. "Grace Period" does not include any period during which KPN holds less than 40% of our capital stock.

Committees of the Board of Directors and Meetings

        The board of directors holds regular meetings, and special meetings as necessary. In addition, independent members of the board of directors meet regularly in executive session without management present. The board of directors has three committees, including the Audit Committee, Compensation Committee and Seller Committee, each of which is described below.

        Meeting Attendance.    During the fiscal year ended December 31, 2007, the board of directors held nine meetings and the various committees of the board of directors met a total of 33 times. Each of the directors attended at least 75% of the meetings of the board of directors and the various committees on which each served. Mr. Gneezy and Dr. VanderBrug attended our 2007 Annual Meeting of Shareholders. We do not require the attendance of the non-employee members of the board of directors at our annual meetings.

        Audit Committee.    The Audit Committee is responsible for, among other things, monitoring the integrity and adequacy of our financial information, control systems, and reporting practices, engaging and recommending to the board of directors the appointment of our independent registered public accounting firm. Our Audit Committee met sixteen times during 2007 and held five executive sessions with the independent registered public accounting firm in conjunction with certain regularly scheduled meetings. The current members of the Audit Committee are Dr. King and Messrs. Corfield and Brumley, each of whom satisfy the current independence standards promulgated by the SEC and NASDAQ, as such standards apply specifically to members of audit committees. The board of directors has determined that Dr. King is an "audit committee financial expert," as the SEC has defined that term in Item 407 of Regulation S-K. Please also see the Audit Committee Report set forth elsewhere in this proxy statement.

        A copy of the Audit Committee's written charter is publicly available on our website at http://investor.ibasis.com.

        Compensation Committee.    The Compensation Committee administers the Company's compensation policies and stock plans. Its members are Messrs. Blok and Corfield. Mr. Blok serves as its chairman. It is the practice of management to make recommendations to the Compensation Committee regarding executive compensation matters. In turn, the Compensation Committee accepts or modifies in whole or in part management's recommendations and reports its determinations to the board of directors. Our process and procedures for the determination of the compensation of our executive officers and directors are described in the Compensation Discussion and Analysis section below. The Compensation Committee met eight times during 2007. Mr. Corfield qualifies as independent as defined by Rule 4200(a)(15) of the NASDAQ listing rules. Upon the closing of the KPN Transaction, Eelco Blok, a member of the Board of Management of Royal KPN, joined our Compensation Committee. Due to Mr. Blok's position with Royal KPN, which is an indirect holder of approximately 53% of the voting power of our Common Stock, he does not qualify as "independent," as defined by Rule 4200(a)(15) of The Nasdaq Stock Market, as a "non-employee director," as defined by Securities and Exchange Commission Rule 16b-3(b)(3), or as an "outside director," as defined by Treasury Regulation 1.162-27. However, under NASDAQ's "controlled company" rule, compensation of our chief executive officer is not required to be determined, or recommended to the board of directors for determination, by a majority of independent directors or a compensation committee comprised solely of independent directors. Nonetheless, in order to secure the benefit of certain regulatory relief for executive compensation decisions approved by a board committee composed solely of directors who meet the aforementioned criteria, we also intend to submit certain executive compensation decisions, including the approval of incentive compensation target levels, performance criteria and stock option grants to our executive officers, to the Seller Committee of the board of directors for additional approval. The Seller Committee is comprised solely of directors who meet the criteria outlined in this paragraph. Please also see the Compensation Committee Report set forth elsewhere in this proxy statement.

        A copy of the Compensation Committee's written charter is publicly available on our website at http://investor.ibasis.com.

        Seller Committee.    The Seller Committee is responsible for reviewing and approving matters relating to claims, suits, proceedings or disputes involving iBasis and Royal KPN or any of its affiliates. Its members are Dr. King and Messrs. Corfield and Brumley.

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee is currently one of our employees. As disclosed above, Mr. Blok is a member of the Board of Management of Royal KPN, which is an indirect holder of approximately 51% of the voting power of our Common Stock. In 2007, none of our executive officers served on the board of directors or compensation committee of any other entity that had one or more executive officers serving on our board of directors or Compensation Committee.

Procedures for Nominating Directors

        The board of directors does not have a separate standing nominating committee or a nominating committee charter. The board of directors does not delegate the responsibility for selecting new directors as it believes that all of its members should be involved in this process. Independent members of the board of directors search for and review suitable candidates for director nominations. The entire board of directors conducts the other aspects of the selection process. In identifying and evaluating candidates for election, the board of directors follows the procedures described below.

        The board of directors first evaluates the current members of the board of directors who are willing to continue in service. The board of directors considers current members who are willing to continue in service, by balancing the value of their continuity of service with that of obtaining potentially different perspectives from other directors.

        If any member of the board of directors does not wish to continue in service or, after evaluation by the board of directors, if the board of directors decides not to recommend a member for re-election, the board of directors identifies the desired skill set and experience of a new nominee and any void or particular area of expertise left by the departing director, in light of whether the nominee:

  •
  has the personal attributes for successful service on the board of directors, such as demonstrated character and integrity; experience at a strategy/policy setting level; managerial experience dealing with complex problems; an ability to work effectively with others; and sufficient time to devote to our business and corporate governance;

  •
  has been the chief executive officer or a senior executive of a public company or a leader of an organization similarly situated vis-à-vis the public, including industry groups, universities or governmental organizations;

  •
  will add specific value or a unique perspective as a board member, by virtue of particular experience, technical expertise, specialized skills or contacts relevant to our current or future business;

  •
  will be able to devote sufficient time to effectively carry out the business of the board of directors;

  •
  is expected to qualify as an "independent director" within the meaning of the SEC rules and applicable NASDAQ listing standards;

  •
  is expected to qualify as an "audit committee financial expert" as defined by the SEC rules; and

  •
  should be considered due to other factors related to their ability and willingness to serve.

        In addition, in connection with the closing of the KPN Transaction, we amended and restated our by-laws to give KPN certain agreed upon governance mechanisms, including special director nomination and removal rights, as described under "KPN Board Representation and Veto Rights" above.

        Our Second Amended and Restated By-laws also contain provisions that address the process by which a shareholder may nominate a candidate for director. The board of directors will consider director candidates recommended by shareholders in the same manner as other nominees, except that the board of directors may consider the extent to which the recommending shareholder intends to maintain its ownership interest in iBasis, including in the case of nominees recommended for election at an annual meeting of shareholders, whether the recommending shareholder intends to continue maintaining its ownership interest at the time of such meeting.

        To recommend a candidate for nomination to the board of directors, shareholders should send the candidate's name, credentials, contact information, and his or her consent to be considered as a candidate to our Secretary, iBasis, Inc., 20 Second Avenue, Burlington, MA 01803. For consideration of a candidate at our 2009 annual meeting, such notice must be delivered to the Secretary not less than 120 days nor more than 150 days prior to the first anniversary of the date of this proxy statement delivered to shareholders for our 2008 annual meeting. The proposing shareholder should also include his or her contact information and a statement of his or her share ownership history, including the number of shares owned and the time held.

Shareholder Communications to the Board

        Generally, shareholders who have questions or concerns should contact our Investor Relations department at 781-505-7500 or submit written communication to iBasis Investor Relations, 20 Second Avenue, Burlington, MA 01803. Shareholders wishing to submit written communications directly to the board of directors should send their communications to our Secretary, iBasis, Inc., 20 Second Avenue, Burlington, MA 01803. Shareholder communications will be considered by the board of directors, or any individual director as appropriate, depending on the facts and circumstances outlined in the communications.

Executive Officers

        The following table sets forth certain information regarding our executive officers who are not also directors as of April 15, 2008. All such executive officers are at-will.

Name	Age	Position
Paul H. Floyd	50	Senior Vice President Global Products, Network and Systems
Mark S. Flynn	53	Chief Legal Officer and Corporate Secretary
Richard G. Tennant	63	Senior Vice President of Finance and Administration and Chief Financial Officer
Edwin van Ierland	45	Senior Vice President of Global Sales

        Paul H. Floyd has served as our Senior Vice President of Global Products, Network and Systems since November 1, 2007. From September 2001 until November 1, 2007, Mr. Floyd was our Senior Vice President of Research and Development, Engineering and Operations, and from April 2001 until September 2001, Mr. Floyd was our Vice President of Research and Development. Prior to joining us, from 2000 until January 2001, Mr. Floyd was a Senior Vice President of DSL Business at Paradyne Networks, Inc., a manufacturer of high-speed broadband access products and technology that support and manage high-bandwidth applications and network traffic. From 1996 to 2000, Mr. Floyd served as Vice President of Research and Development and Engineering at Paradyne.

        Mark S. Flynn has served as our Chief Legal Officer and Corporate Secretary since February 2007. Prior to joining us, from 2001 to 2006, Mr. Flynn was Vice President, General Counsel and Secretary of Imagistics International Inc., a NYSE traded provider of office imaging products and services. Prior to joining Imagistics, Mr. Flynn was a partner in the corporate department of the law firm of Wiggin and Dana LLP in Stamford, CT from 1999 to 2001. Previously, Mr. Flynn was Senior Deputy General Counsel with Olin Corporation, a diversified manufacturer, from 1997 to 1999; Executive Vice President, General Counsel and Secretary of ServiceMaster Diversified Health Services, L.P., a nursing home management and development company, from 1992 to 1997; and Vice President, General Counsel and Secretary of Arcadian Corporation, a fertilizer manufacturer, from 1989 to 1992.

        Richard G. Tennant has served as our Chief Financial Officer since October 2001 and was promoted on February 16, 2006 from Vice President of Finance and Administration to Senior Vice President of Finance and Administration. From June 2000 to September 2001, Mr. Tennant was the

Vice President, Chief Financial Officer and Treasurer of ScoreBoard, Inc., a software company providing optimization solutions for wireless carriers. From 1999 to 2000, Mr. Tennant served as Senior Vice President and Chief Financial Officer of Orbcomm Global, L.P., the world's first commercial provider of global low-earth satellite data and messaging services. From 1997 to 1999, Mr. Tennant served as Senior Vice President and Chief Financial Officer of Information Resource Engineering, now known as SafeNet, Inc., a developer and manufacturer of security and encryption products for computer data networks.

        Edwin van Ierland joined the Company in October 2007 as our Senior Vice President of Carrier Operations, and was promoted to Senior Vice President of Global Sales in November 2007. From 1990 to 2007, Mr. van Ierland held positions of increasing responsibility within the management team of Royal KPN, including Senior Vice President of KPN Global Carrier Services, Senior Vice President of KPN Carrier Services, and Vice President of KPN Fixed. Mr. van Ierland also served in the Royal Netherlands Air Force from 1990 to 1995, where he held various staff and operational management positions with responsibility for communications infrastructure, operations and related policies.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy

Compensation Objectives

        Our compensation programs are designed to meet the following objectives:

  •
  compensation opportunities that attract highly qualified executives, reward outstanding initiative and achievement, and retain the leadership and skills necessary to build long-term shareholder value;

  •
  pay-for-performance by maintaining a significant portion of executives' total compensation at risk, tied to both our annual and long-term financial performance and the creation of shareholder value; and

  •
  our short and long-term strategic goals and values by aligning executive officer compensation with business objectives and individual performance.

        Our Compensation Committee believes that an executive's compensation should be tied not just to how the individual executive performs, but also to how well we and our management team perform against both financial and non-financial goals.

Compensation Elements

        Our executive compensation program is intended to be simple and clear, and consists of the following elements (depending on individual performance as well as our performance):

  •
  Base salary;

  •
  Annual performance-based cash bonus, including a transaction synergy bonus in the fourth quarter of 2007, as discussed below;

  •
  Long-term incentives in the form of stock options;

  •
  Severance and change in control arrangements; and

  •
  Benefits that are offered to executives on the same basis as our non-executive employees.

Targeted Compensation and Compensation Mix

        We have historically targeted the median of the market for all executive compensation elements. However, in the third quarter of 2002, in order to facilitate our efforts to reduce our debt obligations, we instituted an executive salary freeze that resulted in compensation that was well below market. This freeze helped us to perform in a very challenging business climate with limited internally generated capital resources. In the first quarter of 2006, due to our improved financial position and desire to continue to retain our executive officers and hire new employees, we lifted this salary freeze and modestly increased salaries.

        Although our business environment remained challenging at the beginning of 2007, the growth in our business and the impact of management action to strengthen our capital structure, improved our overall financial performance. In January 2007, therefore, the Compensation Committee increased the overall cash compensation opportunity for our executive officers by 12 percent from the overall base salaries and targeted cash bonus amounts for our executive officers in 2006. Specifically, the Compensation Committee increased aggregate executive base salaries by 47% and decreased aggregate target bonuses by 11% so that incentive or "at-risk" pay would be not more than one-half (50%) the sum of each executives 2007 base salary and target cash incentive compensation. This 50/50 model brought executive base pay closer to competitive market ranges, as discussed in greater detail below.

        In making its 2007 executive compensation decisions, the Compensation Committee reviewed executive compensation data from the 2006 Thobe Group Communication Technologies Benchmark Survey, a survey that includes mid-sized U.S.-based telecommunication companies, including broadband and cellular transmission providers, incumbent and competitive local exchange carriers, collocation/managed network service providers, and satellite transmission companies. Specific attention was also given to compensation information for the following Massachusetts-based publicly traded companies: Akamai Technologies, Inc., RSA Security Inc., Nuance Communications, Inc., Sonus Networks, Inc., iRobot Corporation, NMS Communications Corporation, CMGI, Inc., Authorize.Net Holdings, Inc. (formerly Lightbridge, Inc.), and Boston Communications Group Inc. In obtaining this information, we utilized Equilar, a service that analyzes and synthesizes executive compensation information from public company SEC filings. The Compensation Committee also considered other factors including existing salary levels, retention and recruitment needs, the four-year freeze on executive salaries, equity ownership levels, 2006 corporate and individual performance, and the difficulty level of reaching the annual bonus targets for 2007.

        Even with these 2007 increases in executive compensation and shift toward a higher base salary, overall executive compensation remained below the median pay levels based on the Thobe Group and Equilar data. The Compensation Committee intends to take an incremental approach working toward a median executive pay structure over a two to three year period.

Role of Management in Determining Compensation Decisions

        At the request of our Compensation Committee, our management, led by our Chief Executive Officer and Executive Vice President, and in collaboration with our Human Resources department, makes recommendations to our Compensation Committee relating to executive compensation program design, specific compensation amounts, bonus targets, incentive plan structure and other executive compensation related matters, including with respect to such matters pertaining to our Chief Executive Officer. In making recommendations for 2007, management reviewed the 2006 Thobe Group Communication Technologies Benchmark Survey and Equilar data. It also considered each executive's 2006 performance, expected 2007 contributions, and the unique value and experience that each brings to iBasis. Our Chief Executive Officer was not present when his salary was deliberated by the Compensation Committee.

        Our Compensation Committee reviews the recommendations of our management with respect to base salaries and incentive compensation and each element of compensation when making pay decisions. In allocating compensation among compensation elements, we emphasize incentive, not fixed compensation to ensure that executives only receive superior pay for superior results. We equally value short- and long-term compensation because both short- and long-term results are critical to our success. After weighing these factors, our Compensation Committee accepts or modifies in whole or in part management's recommendations and reports its determinations to our board of directors. Our board of directors maintains ultimate decision making authority with respect to these executive compensation matters and, in most case, approves our Compensation Committee's determinations.

        Upon the closing of the KPN Transaction, Eelco Blok, a member of the Royal KPN's Board of Management, joined our Compensation Committee. Due to Mr. Blok's position with Royal KPN, which is an indirect holder of approximately 53% of the voting power of our Common Stock, he does not qualify as "independent," as defined by Rule 4200(a)(15) of The Nasdaq Stock Market, as a "non-employee director," as defined by Securities and Exchange Commission Rule 16b-3(b)(3), or as an "outside director," as defined by Treasury Regulation 1.162-27. Accordingly, in order to secure the benefit of certain regulatory relief for executive compensation decisions approved by a board committee comprised solely of directors who meet the aforementioned criteria, we also intend to submit certain executive compensation decisions, including the approval of incentive compensation target levels, performance criteria and stock option grants to our executive officers, to the Seller Committee of the board of directors for additional approval. The Seller Committee is comprised solely of directors who meet the criteria outlined in this paragraph.

Compensation Elements

Base Salary

        Our objective for paying base salaries to executives is to reward them for performing the core responsibilities of their positions and to provide a level of security with respect to a portion of their compensation. Our Compensation Committee considers a number of factors when setting base salaries for executives, including the following:

  •
  Existing salary levels;

  •
  Competitive pay practices;

  •
  Individual and corporate performance; and

  •
  Internal equity among our executives, taking into consideration their relative contributions to our success.

        In 2007, we increased individual base salaries for our executive officers between 22% and 68% from 2006 base salaries. The increases were made in order to raise executive compensation closer to similarly situated companies as described above, to more equitably balance "at-risk" incentive compensation with base compensation to a 50/50 model, and to enhance retention and improve our ability to recruit new executives. Individual executive increases varied depending on 2006 performance, expected 2007 contributions, and the unique value and experience that each brings to iBasis. While the overall increases did not bring executive compensation to the median level, it did move us closer to a more leveraged, market based, compensation approach.

Annual Incentive Awards

        Our objective for offering annual cash bonus awards to our named executive officers is to motivate them to achieve our financial goals, while taking into account their individual goals and responsibilities. Our Compensation Committee implemented our 2007 executive officer bonus plan, effective as of the first quarter of 2007, pursuant to which our named executive officers became eligible to receive cash bonus awards based on 2007 net income.

        Under our 2007 executive officer bonus plan, we assigned a specific bonus target to each executive for performance in 2007. Our management made recommendations to our Compensation Committee regarding suggested 2007 target bonuses based on competitive total cash survey data provided by the Thobe Group and bonus information from Equilar on the Massachusetts-based publicly traded companies mentioned above. In reviewing our management's proposal, our Compensation Committee considered the below-market base salaries, the difficulty level of reaching the performance goal, executive officer performance and the survey data provided by management. Our Compensation Committee intentionally designed these bonus targets to allow for superior pay in the event we had superior financial results and also to offset the low base salaries that had resulted from the previous salary freeze. Cash bonus targets were determined based on individual responsibility levels and performance expectations and were to be payable as initially approved by the Compensation Committee in a proportionate amount representing the percentage of our targeted corporate net income goal pursuant to our 2007 financial plan approved by our board of directors. Specifically, payouts under our 2007 executive officer bonus plan were dependent on our achievement towards the net income goal such that 100% of the bonus target amounts would be paid upon achievement of 100% of the net income goal. Regardless of our actual financial performance under our 2007 financial plan, our Compensation Committee retained the discretion to adjust bonuses payable under our 2007 executive officer bonus plan up or down as it deemed appropriate.

        We and our Compensation Committee consider the specific net income goals in our 2007 financial plan to be our confidential information, the disclosure of which would cause us to experience financial harm. The target in our 2007 executive officer bonus plan was aggressively set with a high level of difficulty for achievement.

        On October 29, 2007, subsequent to the closing of the KPN Transaction, the Compensation Committee approved amendments to our 2007 executive officer bonus plan. The primary reasons for the adoption of these amendments were that payments under the 2007 executive officer bonus plan were to be based on our financial performance as a stand alone business which was no longer appropriate following the closing of the KPN Transaction, and our focus on achieving transaction synergies in the fourth quarter of 2007, the financial benefit of which we expect to continue in future periods. The 2007 executive officer bonus plan was amended to provide for the payment of bonuses to our executive officers based upon our financial performance for the three quarters ended September 30, 2007 against our 2007 financial plan amended from a performance target of net income to a performance target of adjusted EBITDA and pro-rated for three quarters of each executive's annual bonus target amount. We paid these cash bonuses in the fourth quarter of 2007 and these amounts are set forth in the Bonus column of the Summary Compensation table below. Each executive was paid the cash bonus as a percentage of his targeted amount based on the same percentage achievement of our adjusted EBITDA goals, except that, as to Mr. Gneezy and Dr. VanderBrug, expenses related to the investigation of our historical option granting practices were not added back in the calculation of adjusted EBITDA, thereby reducing the percentage of their annual bonus target amount that they received. We and our Compensation Committee consider the specific adjusted EBITDA goals in our 2007 financial plan, as well as the percentage payout based on our achievement of such goals, to be our confidential information, the disclosure of which would cause us to experience financial harm.

        Additionally, the Compensation Committee determined the bonus target for each executive for the remaining one quarter of our fiscal year and based the performance goals on the extent to which we achieved targeted transaction synergies as measured by gross margin improvements, subject to the achievement of a specified minimum level of gross profit during the fourth quarter. To encourage management to aggressively pursue cost of revenue synergies from the recently closed KPN Transaction, the targets were aggressively set with a high level of difficulty for achievement. Subject to achieving the required minimum gross profit, the range of actual payment of the fourth quarter target amounts was established to be determined linearly from 0% for no improvement in gross margin percentage to 100% for an improvement of one (1) percentage point in gross margin, a goal that we considered to be difficult to achieve, to a maximum of 200% of the target amounts for an improvement of two (2) percentage points in the gross margin percentage. The Compensation Committee retained discretion to award amounts that were less than or greater than the target amounts, depending on our business performance, and performance of individuals, regardless of whether the goals upon which such bonuses are based were achieved. The fourth quarter target amounts under the 2007 executive officer bonus plan are set forth in the Grants of Plan-Based Awards Table below under the columns labeled "Estimated Possible Payouts under Non-Equity Incentive Plan Awards". Pursuant to the fourth quarter 2007 plan and our achievement of a 1.29 percentage point improvement in gross margin percentage in the fourth quarter, each of our named executives received a payout equal to 129% of the executive's target amount.

        The Compensation Committee also approved a broad based incentive opportunity (the "Transaction Synergy Incentive") for all employees, including our named executive officers, tied to the achievement of KPN Transaction synergies during the fourth quarter of 2007, as measured by gross margin improvements, subject to the achievement of a specified minimum level of gross profit, with target payments generally ranging from 2% to 5% of annual salary, except that certain employees with greater responsibility for achieving KPN Transaction synergies, including Mr. Floyd, were given higher incentive opportunities. Subject to achieving the required minimum gross profit, the range of actual payment of the fourth quarter target amounts was established to be determined linearly from 0% for no improvement to gross margin percentage, to 100% for an improvement of one (1) percentage point in gross margin, a goal that we considered to be difficult to achieve, to a maximum of 200% for an improvement of two (2) percentage points in gross margin percentage. The Transaction Synergy Incentive target amounts for our named executive officers are set forth in the Grants of Plan-Based Awards Table below under the columns labeled "Estimated Possible Payouts under Non-Equity Incentive Plan Awards". Pursuant to the Transaction Synergy Incentive and our achievement of a 1.29 percentage point improvement in gross margin percentage in the fourth quarter, each of our eligible employees, including our named executives received a payout of 129% of the employees' targeted amount.

        The amounts of the fourth quarter executive officer cash bonus payments and the Transaction Synergy Incentive cash bonuses paid to our named executive officers can be found in the Non-Equity Incentive Plan column of the Summary Compensation Table below.

Long-Term Incentives

        Our named executive officers are eligible to receive long-term incentive awards under our 2007 Stock Plan. Our objectives of providing our named executive officers with long-term incentive awards are:

  •
  To align executive and shareholder interests;

  •
  To provide a competitive compensation package; and

  •
  To provide for retention of executives through the use of vesting over time.

        Our long-term incentive awards have historically been issued in the form of stock options. Stock options for all our employees, including our named executive officers, vest in quarterly installments, generally over four years.

        When determining the potential grant of option awards for a named executive officer, our Compensation Committee considers the following factors:

  •
  The executive officer's current contribution to our performance;

  •
  Our executive retention objectives;

  •
  The executive officer's anticipated contribution to meeting our long-term strategic performance goals;

  •
  Industry practices and norms; and

  •
  The executive officer's existing level of stock ownership, and whether past incentives are still effective.

        Based on these factors, as well as the then pending closing of the KPN Transaction and the restatement of our financial statements during the first half of 2007, no stock options were issued to our named executive officers in 2007, except that Mr. Flynn was granted an initial hire stock option on February 15, 2007 in connection with joining the company.

        However, as disclosed in our Annual Report on Form 10-K for the year ended December 31, 2006 and filed with the SEC on June 12, 2007 and our Annual Report on Form 10-K for the year ended

December 31, 2007 and filed with the SEC on March 17, 2008, the measurement dates for determining the accounting treatment of certain historical stock option grants differed from the measurement dates we used in preparing our consolidated financial statements. As a result, we needed to determine a new measurement date of certain option grants. Also, as a result of the change in the measurement dates of certain stock option grants, certain options vesting subsequent to December 2004 result in non-qualified deferred compensation for purposes of Section 409A of the Internal Revenue Code of 1986, as amended, and holders are subject to an excise tax on the value of the options in the years in which they vest. To avoid these adverse tax consequences, prior to December 31, 2006, we and our named executive officers and directors agreed to amend their affected stock options to increase the applicable exercise price to the fair market value of our shares of Common Stock on the revised measurement date (the "Executive Officer and Director Option Amendments"). In connection with the June 2007 filing of our restated financial statements in our Annual Report on Form 10-K, we finalized these new exercise prices. We did not compensate our named executive officers for any increase in the exercise price that arose as a result of this amendment. In 2007, we also implemented a plan to assist affected employees, other than our named executive officers, for the amount of this tax, and adjusted the terms of the original option grant, which also had financial statement ramifications.

        In addition, upon closing of the KPN Transaction, and in conjunction with the $113 million dividend we paid to our shareholders on October 8, 2007, our board of directors determined to adjust the terms of our outstanding stock options, including outstanding stock options held by our named executive officers, by increasing the number of shares subject to unexercised stock option grants and reducing the exercise price of these stock option grants to preserve their value (the "Dividend Option Adjustment"). The adjustment to the number of shares and exercise price was based on the closing price of $10.75 per share of our common stock on September 28, 2007, the trading date immediately preceding the closing of the KPN Transaction, reduced by the dividend per share amount of $3.28 per share. Shares underlying outstanding stock options were increased by a factor of 1.4391, which reflected the ratio of $10.75 per share divided by $7.47 per share ($10.75 per share less the dividend of $3.28 per share) and the per share exercise price of outstanding stock options was reduced by dividing the exercise price by this same factor. As a result, the number of shares underlying outstanding stock options, as of the date of this adjustment, increased from 2.4 million shares to 3.5 million shares and the average exercise price of outstanding stock options was reduced from $6.07 per share to $4.22 per share. There was no stock-based compensation charge associated with this adjustment as the fair value of outstanding stock options was the same before and after this adjustment.

        Details of 2007 option grants and modifications to outstanding options to our executive officers can be found in the Grants of Plan-Based Awards table below.

Stock Option Grant Procedures

        Our management, along with our board of directors, implemented changes during the fourth quarter of 2006 to our option granting process for the timing, approval and pricing of stock option grants as detailed below:

  •
  All option grants to our employees must be approved in minuted meetings of our Compensation Committee;

  •
  The exercise price of each stock option will be the closing price on the date of our Compensation Committee meeting;

  •
  In advance of each meeting, our Compensation Committee will receive information from our management, including, but not limited to, information related to the number of options in the pool and a recommendation of option recipients, including the number of options for each recommended recipient;

  •
  All option grants other than new hire grants will be granted at the same time each year;

  •
  If our Compensation Committee agrees to a grant date other than the ordinarily prescribed time, the grants must be approved in a minuted meeting of our Compensation Committee; and

  •
  Every offer letter for new hires must state that each option is subject to approval by our Compensation Committee and that the exercise price of option grants will be the closing price on the date of approval by our Compensation Committee.

Severance and Change in Control Arrangements

        We have arrangements to provide a competitive total compensation package for all of our named executive officers and to provide them with a level of security in the event of a change-in-control to minimize creating conflicting interests between the executive and our company.

        Each arrangement provides compensation elements and payments that would be made, and vesting acceleration that would occur, in the event of certain types of executive terminations or upon a change of control of the company. In 2007, pursuant to their respective existing employment agreements, all unvested stock options held by Mr. Gneezy and Dr. VanderBrug immediately vested in full upon consummation of the KPN Transaction.

        Each officer's employment may be terminated at any time with or without cause and each officer may voluntarily resign at any time with or without good reason. A detailed description of the arrangements and payouts associated with these agreements is provided herein under the caption "Potential Payments Upon Termination or Change in Control."

Perquisites and Benefits

        Generally we do not offer our executives any perquisites and all benefits received by executives are provided under the same terms and conditions as to our other employees, including health and dental coverage, group term life insurance, disability programs and matching contributions to our 401(k) plan. In 2007, however, Mr. Flynn was paid $70,000 to defray moving and relocation expenses directly related to his relocation to Massachusetts.

Impact of Tax and Accounting on Executive Compensation

        Section 162(m) of the Internal Revenue Code ("the Code"), limits the tax deduction to $1 million for compensation paid to certain executives of public companies. This deduction limitation does not apply to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. In any case, the combined salary and bonus of each executive officer has been below the $1 million limit. Our Compensation Committee's present intention is to structure executive compensation to minimize the application of the deduction limitation of Section 162(m) of the Code unless it determines that to do so would not be in our best interest or in the best interest of our shareholders.

        Our Compensation Committee has considered the impact of FAS 123R on our compensation program, but determined that stock options are still the best long-term incentive instrument for us because we believe that stock options are more appreciated and understood by our management team than other types of equity-based compensation, and we were concerned about the tax implications of other forms of equity-based compensation. We will continue to review compensation strategies and may implement additional approaches at some point in the future.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of our board of directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears in iBasis' proxy statement for the 2008 annual meeting of shareholders, with our management. Based on this review and discussion, the Compensation Committee has recommended to our board of directors that the Compensation Discussion and Analysis be included in our proxy statement.

Members of iBasis, Inc. Compensation Committee: Eelco Blok Charles N. Corfield

Summary Compensation Table

        The following table shows the compensation paid or accrued during the last two fiscal years ended December 31, 2006 and 2007 to (1) our President and Chief Executive Officer, (2) our Chief Financial Officer, (3) our three most highly compensated executive officers, other than our President and Chief Executive Officer and our Chief Financial Officer, who earned more than $100,000 during the fiscal year ended December 31, 2007.

Name and Principal Position	Year	Salary ($)		Bonus ($)(1)	Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)(3)		All Other Compensation ($)(4)			Total ($)
Ofer Gneezy President & Chief Executive Officer	2007 2006	$ $	350,000 208,000	$96,784	$ $	111,198 60,485	$ $	135,450 132,000	$ $	4,500 4,400		$ $	697,932 404,885
Gordon J. VanderBrug, Ph.D. Executive Vice President	2007 2006	$ $	300,000 187,000	$82,958	$ $	111,198 60,485	$ $	106,100 118,800	$ $	4,500 4,400		$ $	604,756 370,685
Paul H. Floyd Senior Vice President Global Products, Network and Systems	2007 2006	$ $	225,000 185,000	$65,835	$ $	39,266 48,341	$ $	99,975 112,387	$ $	4,500 4,400		$ $	434,576 350,128
Richard G. Tennant Senior Vice President, Finance & Chief Financial Officer	2007 2006	$ $	250,000 185,000	$65,835	$ $	39,266 48,341	$ $	77,400 112,387	$ $	4,500 4,400		$ $	437,001 350,128
Mark S. Flynn(5) Chief Legal Officer and Corporate Secretary	2007		$220,192	$43,313		$77,469		$56,438		$74,500	(6)		$471,912

(1)
Represents cash bonus amounts paid in respect of performance for the three quarters ended September 30, 2007.

(2)
Represents the proportionate amount of the total fair value of option awards recognized by us as an expense in 2007 or 2006 for financial accounting purposes including the period prior to the closing of the KPN Transaction. The fair values of these awards and the amounts expensed in 2007 or 2006 were determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (FAS 123R). For Mr. Gneezy and Dr. VanderBrug, the amount related to option awards includes $79,017 each of stock-based compensation expense in 2007 for the accelerated vesting of options upon the closing of the KPN Transaction. These costs were not recognized as an expense by us in 2007 but were reflected in the purchase accounting associated with the KPN Transaction. In the case of 2007 amounts, see Note 4 to our Consolidated Financial Statements included in our 2007 Annual Report on Form 10-K for details as to the assumptions used to determine the fair value of unvested option awards as of the date of the closing of the KPN Transaction. In the case of the option grant to Mr. Flynn in February 2007, see Note 4 to our Consolidated Financial Statements included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2007 for details as to the assumptions used to determine the fair value of this award as our consolidated results of operations included in our Annual Report on Form 10-K excludes the consolidated results of operations of iBasis prior to the closing of the KPN Transaction. In the case of

  2006 amounts, see Note 4 to our Consolidated Financial Statements included in our 2006 Annual Report on Form 10-K for details as to the assumptions used to determine the fair value of the option awards.

(3)
In the case of 2007 amounts, reflects the actual amounts paid as cash bonuses for the quarter ended December 31, 2007 and Transaction Synergy Incentives. In the case of 2006 amounts, reflects the actual amounts earned under the then-current executive officer bonus plans, although some payments were made in 2007.

(4)
Reflects the 401(k) match that is available to all of our employees.

(5)
Mr. Flynn commenced employment with us on February 15, 2007.

(6)
Includes $70,000 in relocation expenses.

Grants of Plan-Based Awards

        The following table shows information regarding grants of non-equity incentive awards and equity incentive awards during the fiscal year ended December 31, 2007 to our executive officers named in the Summary Compensation Table above.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options(1)
							Exercise or Base Price of Option Awards ($/Sh)(1)	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date(1)		Threshold ($)	Target ($)	Maximum ($)
Ofer Gneezy
4th Quarter Cash Bonus			$0	$87,500	$175,000
Trans. Synergy Incentive			$0	$17,500	$35,000
Option Modification	8/11/2003	(2)				39,576	$2.2097	—
Option Modification	8/11/2003	(2)				2,469	$2.2097	—
Option Modification	9/14/2004	(3)				17,990	$4.8989	—
Gordon J. VanderBrug, Ph.D.
4th Quarter Cash Bonus			$0	$75,000	$150,000
Trans. Synergy Incentive			$0	$15,000	$30,000
Option Modification	8/11/2003	(2)				39,575	$2.2097	—
Option Modification	9/14/2004	(3)				17,990	$4.8989	—
Richard G. Tennant
4th Quarter Cash Bonus			$0	$47,500	$95,000
Trans. Synergy Incentive			$0	$12,500	$25,000
Option Modification	11/15/2001	(4)				17,988	$3.5439	—
Option Modification	8/11/2003	(2)				32,981	$2.2097	—
Option Modification	9/14/2004	(3)				17,990	$4.8989	—
Paul H. Floyd
4th Quarter Cash Bonus			$0	$47,500	$95,000
Trans. Synergy Incentive			$0	$30,000	$60,000
Option Modification	8/11/2003	(2)				32,981	$2.2097	—
Option Modification	9/14/2004	(3)				17,990	$1.8989	—
Mark S. Flynn
4th Quarter Cash Bonus			$0	$31,250	$62,500
Trans. Synergy Incentive			$0	$12,500	$25,000
Option Grant	2/15/2007					71,984	$6.782	$406,000	(5)

(1)
Reflects Dividend Option Adjustment.

(2)
Option originally granted on August 11, 2003 and amended June 12, 2007 pursuant to the Executive Officer and Director Option Amendments. We did not recognize any expense associated with these amendments in accordance with SFAS 123R.

(3)
Option originally granted on September 14, 2004 and amended June 12, 2007 pursuant to the Executive Officer and Director Option Amendments. We did not recognize any expense associated with these amendments in accordance with SFAS 123R.

(4)
Option originally granted on November 15, 2001 and amended June 12, 2007 pursuant to the Executive Officer and Director Option Amendments. We did not recognize any expense associated with these amendments in accordance with SFAS 123R.

(5)
Reflects the SFAS 123R value on the date of grant.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

        The compensation paid to our named executive officers in 2007 summarized in our Summary Compensation Table above is determined in accordance with employment agreements and letter agreements that we have entered into with each of our named executive officers. These agreements provided a compensation package, including severance benefits, to our named executive officers. The material terms of these agreements are discussed under the caption "Compensation Discussion and Analysis—Employment and Change in Control Agreements" and "Potential Payments Upon Termination or Change in Control."

        The cash bonus amounts paid in respect of performance for the three quarters ended September 30, 2007 are reflected as 2007 "bonuses" in the Summary Compensation Table, because these amounts were determined and paid following the end of the first three quarters and the closing of the KPN Transaction. The amounts paid as fourth quarter 2007 cash bonuses and the Transaction Synergy Incentives are considered non-equity incentive plan compensation, because the target amounts for those possible awards were set in October 2007 and, in February 2008, the Company's and our executives' performance for the fourth quarter was measured against the targets. Actual payments were calculated based upon the formulas set in October 2007. The material terms of our 2007 bonus plan are discussed under the caption, "Compensation Discussion and Analysis—Annual Incentive Awards."

        The options granted to our named executive officers in 2007 summarized in our Grants of Plan-Based Awards Table were granted pursuant to our stock plans and reflect an adjustment to the terms of each grant resulting from our board of directors determination to adjust the terms of our outstanding stock options upon the closing of the KPN Transaction. See the discussion of the Dividend Option Adjustment under the caption "Compensation Discussion and Analysis—Long Term Incentives" for more information. The option granted to Mr. Flynn was granted with an exercise price equal to the fair market value of our shares of Common Stock on the date of grant and vests quarterly over a period of four years in sixteen installments of 6.25% of the option granted and has a ten year term.

        As a result of the review of our historic stock option granting practices and related accounting determinations, we agreed in December 2006 to amend certain options granted to our named executive officers after October 3, 2004 or that vest after December 31, 2004, and that have an exercise price that is less than the fair market value of our Common Stock on the redetermined date of grant. These amendments increase the option exercise price to the fair market value on the redetermined date of grant and there was no consideration from us to our named executive officers for these amendments. In connection with the filing of our restated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed on June 12, 2007, we finalized the new exercise prices. The options granted to Messrs. Gneezy, Tennant and Floyd and Dr. VanderBrug that are listed in the Grant of Plan-Based Awards Table reflect these amendments. We did not recognize any expense associated with these amendments in accordance with SFAS 123R.

Outstanding Equity Awards at Fiscal Year-End

        The following table shows grants of stock options outstanding on December 31, 2007, the last day of the fiscal year, held by each of the executive officers named in the Summary Compensation Table above.

Option Awards(1)
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Option Exercise Price($)			Option Expiration Date
Ofer Gneezy	38,376 14,034 5,154 8 23,976 14,396 39,576 2,469 1,122 1,198 17,990 38,376	0 0 0 0 0 0 0 0 0 0 0 0	$ $ $ $ $ $ $ $ $ $ $ $	2.2931 30.9568 30.9568 1.5009 1.5009 1.8345 2.2097 2.2097 1.8345 4.4194 4.8989 4.5445	(2) (2) (2)	12/03/2008 05/25/2010 05/25/2010 11/15/2011 11/15/2011 08/11/2013 08/11/2013 08/11/2013 08/11/2013 09/14/2014 09/14/2014 03/29/2016
Gordon J. VanderBrug, Ph.D.	28,782 13,190 1,200 2 23,982 14,392 39,575 3,596 17,990 1,198 38,376	0 0 0 0 0 0 0 0 0 0 0	$ $ $ $ $ $ $ $ $ $ $	2.2931 28.1426 28.1426 1.5009 1.5009 1.8345 2.2097 1.8345 4.8989 4.4194 4.5445	(2) (2)	12/03/2008 05/25/2010 05/25/2010 11/15/2011 11/15/2011 08/11/2013 08/11/2013 08/11/2013 09/14/2014 09/14/2014 03/29/2016
Paul H. Floyd	28,782 32,228 51,719 32,981 14,989 1,198 14,391 10,493	0 0 0 0 0 0 3,599 13,492	$ $ $ $ $ $ $ $	1.5009 2.5849 2.5849 2.2097 1.8345 4.4194 4.8989 4.5445	(2) (2)	11/15/2011 06/24/2013 06/24/2013 08/11/2013 08/11/2013 09/14/2014 09/14/2014 03/29/2016
Richard G. Tennant	53,966 17,988 32,981 14,989 1,198 14,391 10,493	0 0 0 0 0 3,599 13,492	$ $ $ $ $ $ $	1.5009 3.5439 2.2097 1.8345 4.4194 4.8989 4.5445	(2) (2) (2)	11/15/2011 11/15/2011 08/11/2013 08/11/2013 09/14/2014 09/14/2014 03/29/2016
Mark S. Flynn	13,492	48,727		6.7820		2/15/2017

(1)
All outstanding stock option grants vest in quarterly increments over a four-year period and reflect Dividend Option Adjustment.

(2)
Reflects Executive Officer and Director Option Amendments.

Option Exercises

        No options to purchase shares of our Common Stock were exercised by our executive officers named in the Summary Compensation Table above during the fiscal year ended December 31, 2007.

Pension Benefits

        We do not have any qualified or non-qualified defined benefit plans.

Non-qualified Deferred Compensation

        We do not have any non-qualified defined contribution plans or other deferred compensation plans.

Potential Payments Upon Termination or Change in Control

Mr. Gneezy and Dr. VanderBrug

        The terms of our employment agreements with Ofer Gneezy, our Chairman of the Board, President and Chief Executive Officer, and Gordon VanderBrug, our Executive Vice President, in addition to providing for a base salary in amounts to be determined by our Compensation Committee and for the potential to receive an annual bonus at the discretion of our Compensation Committee, also provide that in the event that we terminate each executive officer's employment without cause, or if each executive officer resigns for good reason, then the terminated or terminating executive officer is entitled to continuation of his base salary and his health benefits for one year. Further, in the event of an acquisition or change in control, the executives' options and restricted shares, if any, automatically become fully vested immediately prior to the event, and each option remains exercisable until the expiration of the option or until it sooner terminates in accordance with its terms.

        For purposes of these employment agreements, an acquisition is defined as (i) a merger, consolidation or similar transaction in which securities possessing more than 50% of the total combined voting power of our outstanding securities are transferred to a person or persons different from the person who held those securities immediately prior to such transaction, or (ii) the sale, transfer, or other disposition of all or substantially all of our assets to one or more persons (other than our wholly-owned subsidiary) in a single transaction or series of related transactions.

        For purposes of these employment agreements, a change in control is defined as a change in ownership or control of our company effected because either (i) a person or related group of persons (other than us or a person that directly or indirectly controls, is controlled by, or is under common control with us) directly or indirectly acquires beneficial ownership (determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of securities possessing more than 50% of the total combined voting power of our outstanding securities pursuant to a tender or exchange offer made directly to our shareholders or (ii) over a period of 36 consecutive months or less, a change in the composition of our board of directors occurs such that a majority of our board of directors ceases, by reason of one or more proxy contests for the election of directors to be composed of individuals who either (A) have been members of our board of directors continuously since the beginning of such period, or (B) have been elected or nominated for election as members of our board of directors during such period by at least a majority of our board of directors who were still in office at the time such election or nomination was approved by our board of directors.

Messrs. Floyd, Tennant and Flynn

        The terms of our letter agreements with Messrs. Floyd and Tennant for serving in their respective capacities provide that if, within six months following an acquisition or change of control, we terminate any of these executive officers, without cause, or if any of these executive officers resigns for good reason, then we are obligated to pay the terminated or terminating executive officer his base salary for nine months and his stock options immediately vest and become exercisable.

        The terms of our letter agreement with Mr. Flynn provides that if we terminate Mr. Flynn without cause within twelve months after the start of his employment, then we will continue to pay his salary for twelve months. Alternatively, if at any time following the initial twelve month period, within six months following an acquisition or change of control, we terminate Mr. Flynn without cause, or he resigns for good reason, then we are obligated to pay him his base salary and health benefits for nine months and his stock options immediately vest and become exercisable.

        The following tables summarize payments to our named executive officers assuming a termination as of the last day of our fiscal year 2007.

	Severance Payable Upon a Termination Without Cause or For Good Reason(1)		Accelerated Vesting of Equity Upon a Change in Control(2)
Officer	Cash Severance	Health Insurance Benefits	Value of Accelerated Unvested Equity	Total
Ofer Gneezy	$490,000	$12,422	$—	$502,422
Gordon J. VanderBrug, Ph.D.	$360,000	$12,422	$—	$372,422

(1)
In the event of termination without cause or by the executive for good reason, the executive is entitled to 12 months base salary continuation (which is mitigated dollar for dollar in the event the executive begins new employment) and 12 months of health insurance continuation.

(2)
In connection with the closing of the KPN Transaction, Mr. Gneezy's and Dr. VanderBrug's outstanding options became fully vested as of October 1, 2007. The excess of the fair market value over the exercise price of all outstanding stock options that vested as a result of the Change in Control, based on a stock price of $10.75 as of October 1, 2007, the date of the KPN Transaction, was $82,504 and $82,504 for Mr. Gneezy and Dr. VanderBrug, respectively.

		Accelerated Vesting of Equity Upon a Termination Following a Change in Control(1)
	Severance Payable Upon a Termination Without Cause or For Good Reason Following a Change in Control($)
Officer		Value of Accelerated Unvested Equity(2)	Total
Paul H. Floyd	$206,250	$8,731	$214,981
Richard G. Tennant	$234,750	$8,731	$243,481
Mark S. Flynn(3)	$250,000	$—	$250,000

(1)
If the executive is terminated without cause or resigns for good reason within 6 months of a change in control, any unvested and outstanding equity awards held by the executive will become 100% vested.

(2)
Reflects the excess of the fair market value over the exercise price of all unvested outstanding stock options based on a stock price of $5.13 as of December 31, 2007.

(3)
Because Mr. Flynn had been employed by us for less than twelve months prior to the closing of the KPN Transaction, he would not have been entitled to acceleration of vesting of equity awards and certain other change in control related benefits set forth in his letter agreement.

Compensation of Directors

        In 2007, our board of directors approved a modified director compensation package that pays the following cash to our non-employee directors:

  •
  annual retainer for service on our board of directors: $25,000

  •
  annual retainer for service as the chair on our Audit Committee: $15,000

  •
  annual retainer for service as a non-chair member on our Audit Committee: $10,000

  •
  annual retainer for service as the chair on our Compensation Committee: $10,000

  •
  annual retainer for service as a non-chair member on our Compensation Committee: $5,000

  •
  special one-time payment for each Special Committee member in connection with the review of our prior stock option grant practices in the amounts of $50,000 for Dr. King and $25,000 for Mr. Brumley.

        Neither Mr. Gneezy nor Dr. VanderBrug received compensation, in addition to their compensation as executive officers, for serving as our directors in 2007. Neither Mr. Blok nor Mr. Farwerck received any compensation for serving as our directors in 2007. The directors who do not live in the Boston Metropolitan area were reimbursed for travel expenses. We maintain directors' and officers' liability insurance and our by-laws provide for mandatory indemnification of directors and officers to the fullest extent permitted by Delaware law. In addition, our certificate of incorporation limits the liability of directors to either our company or our shareholders for breaches of the directors' fiduciary duties to the fullest extent permitted by Delaware law.

        On May 10, 2007, each of our non-employee directors received a grant of 15,000 stock options that vest in full on May 10, 2008; provided that accelerated vesting occurred with respect to options granted to Mr. Lee and Mr. Skibo upon the closing of the KPN Transaction. Mr. Lee and Mr. Skibo ceased being directors on October 1, 2007 upon the closing of the KPN Transaction.

        As a result of the review of our historic stock option granting practices and related accounting determinations, we agreed in December 2006 to amend certain options granted to our directors after October 3, 2004 or that vest after December 31, 2004, and that have an exercise price that is less than the fair market value of our Common Stock on the redetermined date of grant. These amendments increase the option exercise price to the fair market value on the redetermined date of grant and there was no consideration from us to our directors for these amendments. In connection with the filing of our restated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed on June 12, 2007, we finalized the new exercise prices. The options granted to Messrs. Corfield, Skibo, Lee and Brumley and Dr. King that are listed in the Director Compensation Paid for Fiscal Year 2007 reflect these amendments. We did not recognize any expense associated with these amendments in accordance with SFAS 123R.

Director Compensation Paid for Fiscal Year 2007

        The table below summarizes all compensation paid to our directors during fiscal year 2007.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)(3)	Total ($)
Charles N. Corfield	$28,750	$85,999	$114,749
Charles Skibo(4)	$17,689	$161,002	$178,691
W. Frank King, Ph.D.	$76,652	$85,999	$162,651
David Lee(4)	$16,974	$159,570	$176,544
Robert H. Brumley	$47,500	$118,035	$165,535
Eelco Blok(5)	$—	$—	$—
Joost Farwerck(5)	$—	$—	$—

(1)
Represents the proportionate amount of the total fair value of stock option awards recognized by us as an expense in 2007 for financial accounting purposes including the period prior to the closing of the KPN Transaction. The fair values of these awards and the amounts expensed in 2007 were determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (FAS 123R). For Mr. Lee and Mr. Skibo, the amount related to option awards includes $90,514 each for stock-based compensation expense for the accelerated vesting of options upon the closing of the KPN Transaction. See Note 4 to our Consolidated Financial Statements contained in our 2007 Annual Report on Form 10-K for details as to the assumptions used to determine the fair value of the option awards. Our consolidated results of operations included in our Annual Report on Form 10-K excludes the consolidated results of operations of iBasis prior to the closing of the KPN Transaction.

(2)
Messrs. Corfield, Skibo, Lee and Brumley and Dr. King each received a grant of 21,586 stock options on May 10, 2007, as adjusted for the Dividend Option Adjustment. The grant date fair value of each of these awards determined under FAS 123R was $123,900.

(3)
Reflects Director Option Amendments. We did not recognize any expense associated with these amendments in accordance with SFAS 123R.

(4)
Ceased to be a director on October 1, 2007 in connection with the closing of the KPN Transaction.

(5)
Became a director on October 1, 2007 in connection with the closing of the KPN Transaction.

        As of December 31, 2007, Mr. Corfield held stock options to purchase 127,120 shares of our common stock, Mr. Skibo held stock options to purchase 75,401shares of our common stock, Dr. King held stock options to purchase 151,105 shares of our common stock, Mr. Lee held stock options to purchase 107,932 shares of our common stock, Mr. Brumley held stock options to purchase 88,744 shares of our common stock, Mr. Blok held no stock options and Mr. Farwerck held no stock options.

Equity Compensation Plan Information

        The following table provides information as of December 31, 2007 with respect to the shares of our Common Stock that may be issued under our existing equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	3,425,565	$4.30	3,436,500
Equity compensation plans not approved by security holders	—	—	—

Total	3,425,565	$4.30	3,436,500

SECTION 16(a)—BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our officers and directors, as well as persons who own more than ten percent of a registered class of our equity securities to file reports of ownership on Forms 3, 4, and 5 with the SEC and with us. Based on our review of copies of these forms, all officers, directors and 10% holders complied with the Section 16(a) filing requirements, except that (i) Mr. Floyd reflected gift transfers of shares of our Common Stock made to his daughters in 2006 on a Form 5 filed on February 14, 2008, which was a late filing, and (ii) Mr. van Ierland reflected a November 8, 2007 stock option grant on a Form 4 filed on February 27, 2008, which was also a late filing.

CODE OF ETHICS

        We have adopted a code of ethics that applies to our officers, employees and members of the board of directors. This code of ethics is available on our website at www.ibasis.com. We post any amendments or waivers of the Code of Ethics on our website. A free copy of this code may be obtained by visiting this site, writing to our Investor Relations Department at iBasis, Inc., 20 Second Avenue, Burlington, MA 01803, or by requesting one by sending an email to ir@ibasis.net.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Pursuant to the written charter of our Audit Committee, the Audit Committee is responsible for reviewing and approving, prior to our entry into any such transaction, all transactions in which we are a participant and in which any of the following persons has or will have a direct or indirect material interest: our executive officers; our directors; the beneficial owners of more than 5% of our securities; the immediate family members of any of the foregoing persons; and any other persons whom the board of directors determines may be considered related persons, any such person being referred to as a "related person." The following is a description of arrangements that we have entered into with related persons during the fiscal year ended December 31, 2007 and were approved by our Audit Committee.

        In connection with the closing of and as part of the consideration for the KPN Transaction, we entered into a series of transactions with KPN, which holds approximately 51% of the voting power of our Common Stock, and its affiliates, each of which is described below. We are also party to international wholesale services agreements with Royal KPN and its subsidiaries that are described below.

        In connection with the closing of the KPN Transaction, we adopted our Second Amended and Restated By-laws as of October 1, 2007 that give KPN board representation rights and veto rights on certain matters. For a description of those rights, see the section entitled "Management—KPN Board Representation and Veto Rights" elsewhere in this proxy statement.

KPN Framework Services Agreement

        As part of the consideration for the KPN Transaction, KPN and Royal KPN entered into a Framework Services Agreement (the "Framework Services Agreement") with one of their affiliates and an entity that we acquired in the KPN Transaction ("KPN Global Carrier Services").

        Pursuant to the Framework Services Agreement:

  •
  Royal KPN appointed KPN Global Carrier Services as a preferred supplier of mobile services for Royal KPN, KPN and all their affiliates and subsidiaries (collectively, the "Royal KPN Group"); and

  •
  KPN appointed KPN Global Carrier Services as its exclusive provider for international direct dialing, ISDN and Inmarsat services for all international telephone and fax traffic originating from or carried over the Royal KPN Group's fixed networks.

        The Framework Services Agreement has a ten-year term, which is automatically extended for subsequent one-year periods unless either party provides at least three months written notice prior to the end of the then current term. However, the Framework Services Agreement may be terminated earlier by a party, if: the other party fails to remedy a material breach within 30 days of receiving written notice of the breach; the other party passes a resolution to wind up or dissolve (except for a merger or consolidation); the other party suspends services due under the Framework Services Agreement by an event of force majeure for more than 60 days; or upon the bankruptcy, insolvency or appointment of a receiver of the other party.

        The Framework Services Agreement includes various agreements, referred to as Schedules and described below, relating to the various services provided under the Framework Services Agreement. The parties have agreed that the charges for services in Schedules 2 - 6 will be market-based throughout the term of the Framework Services Agreement and that KPN Global Carrier Services will have the right at any time, without penalty or liability, to terminate all or any part of the services provided by KPN for any reason or no reason.

  •
  Schedule 1—Service Agreement for International Direct Dial Services and ISDN Services: KPN Global Carrier Services will provide international direct dialing, ISDN and Inmarsat services for international telephone and fax traffic over the Royal KPN Group's fixed network at a price equal to the expected cost of providing services which is determined in advance of the period plus a margin as set forth in the agreement at declining rates through the year 2010. Thereafter, margins shall be negotiated each year.

  •
  Schedule 2—Service Agreement for Management Fee for Shared Services: KPN Global Carrier Services and KPN will share the following: financial services, human resources, legal services, IT systems, office space, insurance premiums, and administrative and professional support services.

  •
  Schedule 3—Service Agreement for Transmission Path Services: The parties agreed upon certain measurable performance parameters for specific activities relating to various transmission path services that KPN is to provide to KPN Global Carrier Services. In addition, the parties also agreed to certain specified service deliverables that KPN Global Carrier Services is to provide as a system provider and service provider to KPN.

  •
  Schedule 4—Service Agreement for IT System Support and Maintenance: The parties agreed upon certain measurable performance parameters for the support and maintenance services that KPN is to provide to certain IT systems of KPN Global Carrier Services, including: service provisioning, IT architecture, pricing arrangements for IT maintenance and support, key performance indicators, operational procedures for user incidents, settlement and reporting procedures and other detailed operational IT maintenance and support related specifications.

  •
  Schedule 5—Service Agreement for National Transmission Backbone: The parties agreed upon certain performance, financial, and reporting parameters for KPN's delivery and maintenance of backbone transmission capacity between the international domain and the national domain for KPN Global Carrier Services.

  •
  Schedule 6—Service Agreement for Support and Maintenance for Technical Infrastructure: The parties agreed upon certain performance, reporting, and financial parameters relating to maintenance and support of the technical infrastructure that KPN is to provide to KPN Global Carrier Services. These maintenance and support activities include: capacity management, innovation, delivery of signaling services, and network maintenance.

        From October 1, 2007, the date of the closing of the KPN Transaction, until December 31, 2007, Royal KPN and KPN invoiced KPN Global Carrier Services an aggregate amount of approximately $4.6 million for services rendered pursuant to the Framework Agreement schedules. For this same period, KPN Global Carrier Services invoiced Royal KPN and KPN an aggregate amount of approximately $52.0 million for mobile services and international direct dialing and related services for international traffic originating from Royal KPN's mobile and fixed networks, pursuant to the Framework Services Agreement.

KPN Termination Services

        Pursuant to services agreements, Royal KPN and its subsidiaries provide international termination services to iBasis and KPN Global Carrier Services at various rates and prices. From October 1, 2007 through December 31, 2007, Royal KPN and its subsidiaries invoiced KPN Global Carrier Services an aggregate amount of approximately $25.7 million for services provided pursuant to the services agreements.

KPN Intellectual Property Cross License

        Also as part of the consideration for the KPN Transaction, we entered into an Intellectual Property License Agreement with Royal KPN. Pursuant to the agreement, we were granted (i) an irrevocable, royalty-free, worldwide, non-transferable and non-exclusive license to use Royal KPN's portfolio of patents related to its international wholesale voice business and (ii) a worldwide, non-transferable and non-exclusive license to use certain other patents of Royal KPN, which shall be irrevocable and royalty-free for so long as KPN owns not less than 51% of each class of our voting stock. In addition, we granted Royal KPN a worldwide, non-transferable, and non-exclusive license to use our portfolio of patents.

KPN Transaction Working Capital and Debt Adjustment

        The share purchase agreement for the KPN Transaction required a post-closing adjustment if it was later determined that, as of October 1, 2007, (i) our working capital was lower than or exceeded $37,100,000; (ii) our debt was lower than or exceeded $2,900,000; (iii) the combined working capital of KPN Global Carrier Services was lower than or exceeded $6,100,000; and/or (iv) the combined debt of KPN Global Carrier Services exceeded $0. Our balance sheet calculated as of October 1, 2007 later reflected that working capital was $13,353,000 less than the specified level of $37,100,000, and debt was $1,776,000 less than the specified level of $2,900,000. As a result, we owed KPN a post-closing adjustment of $11,577,000. In addition, KPN Global Carrier Service's balance sheet calculated as of October 1, 2007 later reflected that its combined working capital exceeded the specified level of $6,100,000 by $3,945,000 and its combined debt was at the specified level of $0. As a result, we owed KPN an additional post-closing adjustment of $3,945,000. We are paying the total post-closing adjustment of $15,522,000 to KPN in three successive quarterly installments beginning in the first quarter of 2008.

KPN Registration Rights Agreement

        The shares we issued to KPN at the closing of the KPN Transaction (the "Transaction Shares") were not registered with the SEC. However, at the closing, we entered into a Registration Rights Agreement with KPN, pursuant to which KPN (or a direct or indirect transferee of KPN that holds the Transaction Shares) has the right to require us to register some or all of the Transaction Shares in the following circumstances:

  •
  At any time, upon written demand by KPN, so long as the minimum aggregate price of the Transaction Shares to be registered is equal to or greater than $10,000,000 ("Demand Registration Rights"); provided, however, in the case of a shelf registration, the minimum aggregate price of the Transaction Shares to be registered need only be equal to or greater than $5,000,000; and

  •
  In connection with any registration of Common Stock that we undertake for sale for our own account (but excluding any registration of Common Stock in connection with an employee benefit plan, a dividend reinvestment plan, an acquisition by us, or an exchange offer). Exercise of a Demand Registration Right by one holder of Transaction Shares (for example, by one of KPN's affiliates or subsidiaries) can trigger the exercise of this incidental registration right by other holders of Transaction Shares.

        We will use reasonable best efforts to effect or cause to be effected the registration of the Transaction Shares entitled to be included in such registration in order to permit the sale of such Transaction Shares. We will bear all expenses of any such registration, except that KPN (or a direct or indirect transferee of KPN that holds Transaction Shares) will be liable for all discounts and commissions to underwriters or selling brokers.

        On the advice of an underwriter hired to sell Transaction Shares (as part of a firm-commitment underwriting), we may restrict the total number of Transaction Shares registered in order to effect the sale in a timely manner or achieve the price desired. In addition, an underwriter may request that we and all significant shareholders (holders of 5% or more of our outstanding Common Stock) enter into customary lock-up agreements restricting the transfer or exchange of Common Stock from 14 days before the underwriter's proposed sale of shares until 90 days after the sale commences.

        Furthermore, we will not be required to register or qualify any Transaction Shares in any jurisdiction if registration or qualification in such jurisdiction would subject us to unreasonable burden or expense or would unreasonably delay the commencement of an underwritten sale.

Proxy—iBASIS, INC.

PROXY FOR 2008 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of iBasis, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of 2008 Annual Meeting of Shareholders and Proxy Statement, each dated April 22, 2008, and hereby appoints Ofer Gneezy and Gordon VanderBrug, and each of them, jointly and severally, as proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2008 Annual Meeting of Shareholders of iBasis, Inc. to be held on Wednesday, May 28, 2008 at 10:00 a.m., Eastern Time, at 20 Second Avenue, Burlington, MA 01803, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if personally present, on the matters set forth on the reverse side and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Please note, sign, date and return this proxy promptly using the enclosed envelope.

THANK YOU FOR VOTING

Electronic Voting Instructions:
You can vote by the Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m. Eastern Time, on May 27, 2008.

Vote by Internet Log on to the Internet and go to the following website: www.investorvote.com/iBAS Follow the steps outlined on the secured website.	OR	Vote by Telephone
Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. Follow the simple instructions provided by the recorded message.

ANNUAL MEETING PROXY CARD                123456                C0123456789                 12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A.	Proposals
The board of directors recommends a vote FOR the following proposals and listed nominees.
	1.	ELECTION OF DIRECTORS.
			For	Withhold
		01—Joost Farwerck	☐	☐
		02—Robert H. Brumley	☐	☐

			For	Against	Abstain
	2.	RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.	☐	☐	☐
B.	Non-Voting Items
Change of Address—Please print new address below.

C.	Authorized Signatures—This section must be completed for your vote to be counted.—Date and sign below.
Please sign exactly as your name(s) appears hereon. All holders must sign. Corporation or partnership, please sign in full corporate or partnership name by authorized person.

Date (mm/dd/yyyy):	Signature 1:	Signature 2:

QuickLinks

GENERAL INFORMATION ABOUT THE ANNUAL MEETING
PROPOSALS TO BE VOTED UPON BY SHAREHOLDERS
AUDIT COMMITTEE REPORT(1)
INDEPENDENT PUBLIC ACCOUNTANTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
MANAGEMENT
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
SECTION 16(a)—BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CODE OF ETHICS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS